EXHIBIT 9(a)(iii)



VIA FEDERAL EXPRESS
-------------------


Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
Mail Stop A4N
North Quincy, Massachusetts  02171-2197

Dear Ms. Morin,

         Pursuant to section 9 of the transfer agency and service contract between State Street Bank & Trust Company ("State Street") and Neuberger & Berman Equity Trust dated as of August 2, 1993, we request that Neuberger & Berman International Trust be added as a Portfolio governed by that contract. The addition of this series is effective as of August 30, 1997. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                                Sincerely,
                                                Neuberger & Berman Equity Trust



                                                /s/Michael J. Weiner
                                                -------------------------------
                                                Name:  Michael J. Weiner
                                                Title:  Vice President


Accepted by State Street
Bank and Trust Company



/s/Ronald E. Logue
-------------------------------
Name:  Ronald E. Logue
Title: Executive Vice President